EXHIBIT 21

Subsidiaries of Security National Financial Corporation

As of June 30, 2021

Life Insurance Segment
Security National Life Insurance Company
Reppond Holding Company
First Guaranty Insurance Company
Kilpatrick Life Insurance Company
Bluebonnet Properties, LLC
Kilpatrick Financial, Inc.
Memorial Insurance Company of America
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
SN Farmington LLC
434 Holdings LLC
5300 Development LLC
Ascension 433 LLC
SN Diamond LLC
Security National Real Estate Services, Inc. also dba Security National Commercial Capital
Marketing Source Center, Inc. dba Security National Travel Services
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Canadian Funeral Financial, LLC
Mortician's Choice, LLC
C & J Financial, LLC
Beta Capital Corp.
Beneficiary Advance LLC
SNA-Venture LLC
SNA-AM LLC, SNA-AS LLC, SNA-DM LLC, SNA-GV LLC, SNA-MB LLC, SNA-MM LLC,
SNA-MV LLC, SNA-MV2 LLC, SNA-RP LLC, SNA-SE LLC, SNA-SP LLC, SNA-SP2 LLC, SNA-SR LLC,
SNA-ST LLC, SNA-SW LLC, SNA-TC LLC, SNA-TM LLC, SNA-TR LLC, SNA-VR LLC, SNA-WC LLC,
SNA-WF LLC, SNA-WL LLC, SNCH Venture LLC

Mortgage Segment
SecurityNational Mortgage Company
EverLEND Mortgage Company
SN Sunset LLC

Cemetery/Mortuary Segment
California Memorial Estates, Inc.
Holladay Memorial Park, Inc.
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Holladay Cottonwood Memorial Foundation
Memorial Estates, Inc.
SN Silver Creek LLC
Memorial Mortuary, Inc.
Affordable Funerals and Cremations of America, Inc.
SN Probst LLC